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                                                                       EXHIBIT 6

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                          FORM OF AFFILIATE AGREEMENT

                                                                    June 6, 1996


Pure Software Inc.
1309 South Mary Avenue
Sunnyvale, California  94807

Ladies and Gentlemen:

  Pursuant to the terms of the Agreement and Plan of Reorganization dated as of June 6, 1996 (the "Agreement"), among Pure Software Inc., a Delaware corporation ("Pure"), CST Acquisition Corporation, a Massachusetts corporation and a wholly-owned subsidiary of Pure ("Merger Sub"), and Atria Software, Inc., a Massachusetts corporation ("Atria"), Pure will enter into a business combination with Atria through the merger of Merger Sub with and into Atria (the "Merger"), with Atria continuing as the surviving corporation and as a wholly-owned subsidiary of Pure.

  The undersigned has been advised that as of the date hereof the undersigned may be deemed to be an "affiliate" of Pure, as the term "affiliate" is used in and for purposes of Accounting Series Releases 130 and 135, as amended, and Staff Accounting Bulletins 65 and 76 of the Commission.

  The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Pure, other stockholders of Pure, Atria, stockholders of Atria and their respective counsel and accountants.

  The undersigned represents and warrants to and agrees with Pure that:

  1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform its obligations hereunder;

  2. The undersigned has carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of Atria Common Stock and Pure Common Stock to the extent the undersigned felt necessary, with its counsel or counsel for Pure.

  3. The undersigned shall not make any sale, transfer or other disposition of Pure Common Stock in violation of the Act or the Rules and Regulations.


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  4.   The undersigned agrees with Pure that the undersigned will not sell, exchange, transfer, pledge, dispose or otherwise reduce his risk relative to any shares of Pure Common Stock or other equity securities of Pure owned by the undersigned during the period commencing on the date hereof and ending at such time as financial results covering at least 30 days of combined operations of Atria and Pure have been published by Pure, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations, so as to interfere with Pure accounting for the Merger as a pooling of interests. Pure, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates representing the undersigned's shares of Pure Common Stock.

  5. Pure agrees to publish, as promptly as practicable following the Merger, financial results covering at least 30 days of combined operations of Atria and Pure in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement that includes the combined results of operations of Pure and Atria; provided, however, that Pure
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shall be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Pure.

  6. The undersigned represents and warrants to Pure that the undersigned is the beneficial owner of the shares of Pure Common Stock and options to purchase Pure Common Stock indicated below (the "Pure Securities"). Except for Pure Securities, the undersigned does not beneficially own any shares of Pure Common Stock or any other equity security of Pure or any options, warrants or other rights to acquire any equity securities of Pure.

  7. This Agreement may not be amended or waived other than by a writing signed by both the undersigned and Pure.

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                     Number of shares of Pure Common Stock
                     beneficially owned by the undersigned:

                                _______________

                     Number of shares of Pure Common Stock
           subject to options beneficially owned by the undersigned:

                                ________________

                                       Very truly yours,


                                       (print name of stockholder above)

                                       By:  _________________________________
                                               Name:
                                               Title:
                                               (if applicable)

Accepted this 6th day of
June, 1996, by

Pure Software Inc.

By: ______________________________
    Name:
    Title: